UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 30, 2007

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 3, 2007, Magellan Health Services, Inc. (the “Company”) announced that it has entered into a binding letter of agreement with Empire Blue Cross Blue Shield (“Empire”), to convert its existing fee-based administrative  services only (“ASO”) contract for radiology benefits management to a risk arrangement, upon achievement of certain regulatory approvals.

The Company also announced that the start of the implementation of the CIGNA risk radiology contract has been delayed until later in the second quarter or into the third quarter.

In addition, the Company stated that it had received official notice that the Empire behavioral contract, which expires December 31, 2007, would not be renewed.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated April 3, 2007.

Item 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)           Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated April 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: April 3, 2007	By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
Title: Executive Vice President and Chief Financial Officer